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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The Timberland Company of our reports dated February 5, 1997, appearing and incorporated by reference in the Annual Report on Form 10-K of The Timberland Company for the year ended December 31, 1996.





/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 5, 1997